UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2023
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880	N/A
(Commission File Number)	(IRS Employer Identification No.)
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Voting Common Shares, no par value per share	LGF.A	New York Stock Exchange
Class B Non-Voting Common Shares, no par value per share	LGF.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Michael Burns

On February 28, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Lions Gate Entertainment Corp. (the “Company”) approved the Company’s exercising its option under its employment agreement with Michael Burns, the Company’s Vice Chair, dated as of December 18, 2020 (the “Agreement’), to extend the term of the Agreement through October 30, 2024. All other terms of the Agreement continue in effect.

Brian Goldsmith

On March 2, 2023, the Company entered into a new employment agreement with Brian Goldsmith, the Company’s Chief Operating Officer. The new agreement has a term that began on October 1, 2022 and ends on September 30, 2025.

Under the agreement, Mr. Goldsmith will receive an annual base salary of $1,250,000. He will also be eligible for an annual incentive bonus, such bonus to be determined at the discretion of the Committee in consultation with the Company’s Chief Executive Officer (the “CEO”), with the target amount of his annual bonus being 100% of his base salary. The agreement also provides for Mr. Goldsmith to participate in the Company’s benefit programs and perquisites for executives at his level, as those arrangements are in place from time to time.

The agreement also provides for Mr. Goldsmith to receive, subject in each case to approval by the Committee and Mr. Goldsmith’s continued employment through the applicable date of grant, the following equity-based awards each year over the term of the agreement, commencing with 2023 (the “Annual Grants”): (i) a time-vesting award of restricted share units (“RSUs”) with respect to the Company’s Class B non-voting common shares (the “Class B Shares”); (ii) a performance-vesting award of RSUs with respect to the Class B Shares; and (iii) a time-vesting stock option with respect to the Class B Shares. The aggregate grant date value of each of the Annual Grants will be $3,500,000. The number of shares subject to each of the three awards comprising each Annual Grant will be determined, in the case of each of the two RSU awards, by dividing $1,155,000 by the closing price of a Class B Share on the date of that Annual Grant and, in the case of the option award, by dividing $1,190,000 by the per-share value of the award as of the grant date based on the methodology then used by the Company to value options and similar awards for financial statement purposes. The Annual Grants will be scheduled to vest in equal installments on the first three anniversaries of the applicable grant date. The Annual Grants will be granted under the Company’s 2019 Performance Incentive Plan or a successor equity compensation plan of the Company, and the vesting of each installment of these awards is subject to Mr. Goldsmith’s continued service through the applicable vesting date. In addition, the vesting of each of the performance-vesting Annual Grants is contingent on achievement of performance metrics to be determined by the Committee in consultation with the CEO for the 12-month period ending on the applicable vesting date. The agreement provides that the Annual Grants described above may be settled in cash, the Class B Shares, the Company’s Class A voting shares, or a combination thereof, as determined by the Committee, with the amount of the payment in each case determined based on the value of the Class B Shares at the time of payment (less the applicable exercise price in the case of options).

The agreement also provides that, if Mr. Goldsmith’s employment is terminated by the Company without cause (as defined in the agreement), he would be entitled to a severance payment equal to the greater of 50% of his base salary for the remainder of the term of the agreement and 18 months of his base salary, a prorated discretionary bonus for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. However, if such a termination of Mr. Goldsmith’s employment by the Company without cause occurs within 12 months after a change in control, or if Mr. Goldsmith terminates his employment for good reason (as defined in the agreement) within 12 months after a change in control or a change in management (as such terms are defined in the agreement), he would be entitled to a severance payment equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary, in addition to the pro-rated discretionary bonus and payment of COBRA premiums noted above. If Mr. Goldsmith’s employment terminates at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute good reason under the agreement, he would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated discretionary bonus and payment of COBRA premiums noted above. If Mr. Goldsmith’s employment terminates due to his death or disability, the Company would pay a prorated discretionary bonus for the fiscal year in which his termination occurs and COBRA premiums for up to 18 months.

In addition, if Mr. Goldsmith’s employment is terminated by the Company without cause (or if he resigns for good reason within 12 months following a change in control or a change in management), (1) any portion of his Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) fifty percent of any portion of his Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. If a change in control of the Company occurs and Mr. Goldsmith’s employment is terminated by the Company without cause on or within 12 months after the change in control, then (a) his Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Goldsmith will be entitled to receive a payment equal to 50% of the value of each Annual Grant that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each Annual Grant for these purposes to be based on the grant date value of the award noted above and such payment to be made in cash or, at the Company’s election, in Class B Shares. If Mr. Goldsmith’s employment terminates at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute good reason under the agreement, any portion of his Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date. If Mr. Goldsmith’s employment terminates due to his death or disability, any portion of his Annual Grants (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination date. In each case, any portion of Mr. Goldsmith’s Annual Grants that is then outstanding and not vested after giving effect to these acceleration provisions will be cancelled on his termination date.

Mr. Goldsmith’s right to receive the severance payments, accelerated vesting, and other severance benefits under his employment agreement described above is subject to his execution of a release of claims in favor of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 3, 2023	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

		By:	/s/ James W. Barge
		Name:	James W. Barge
		Title:	Chief Financial Officer